Exhibit (10)(a)(viii)


                                                October 30, 1996

Hauppauge Record Manufacturing Ltd.
15 Gilpin Avenue
Hauppauge, New York   11788
Attention:  George Fishman

     Re: Fee Letter

     Reference is made to the Amended and Restated Loan and Security Agreement dated as of October 30, 1996 (as amended, restated, modified, supplemented and in effect from time to time, the "LSA") between Hauppauge Record Manufacturing Ltd., a New York corporation ("Borrower"), and American National Bank and Trust Company of Chicago ("ANB"). Capitalized terms used herein without otherwise being defined shall have the same meanings herein as set forth in the LSA.

     As consideration for ANB's consent to the Merger under the Hauppauge LSA and AFL LSA and agreement to restructure the credit facilities described therein as provided in the LSA, Borrower agrees to pay to ANB the following fees:

          (a) Borrower shall pay ANB a non-refundable restructuring fee (the "Restructuring Fee") in an amount of $250,000, such Restructuring Fee to be paid in installments of $62,500 on the date of the acceptance of this letter by Borrower, $62,500 on August 1, 1997 and $125,000 on October 31, 1997; provided, however, that notwithstanding the foregoing the unpaid amount of the Restructuring Fee shall become
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     immediately due and payable, if earlier, upon the termination of the LSA;
     and provided further, however, that if the LSA has not been terminated prior to October 31, 1997 the $125,000 installment due on such date shall not be required to be paid by Borrower if on and as of date (a) no Default or Event of Default has occurred and is continuing, and (b) Borrower shall have made all principal and interest payments required to be paid on the Term Loan when due, including without limitation all payments pursuant to subsections 2.3(E), (F),(G) and (I) of the LSA.

          (b) Borrower shall pay ANB a non-refundable fee of $25,000 on October 31, 1996, which fee shall be paid in lieu of the fee due to Lender under subsection 2.7(H) of the AFL LSA; provided, however, that notwithstanding the foregoing such fee shall become immediately due and payable, if earlier, upon the termination of the LSA.

          (c) Borrower shall pay ANB a non-refundable fee of $100,000 on December 31, 1998; provided, however, that notwithstanding the foregoing such fee shall become immediately due and payable, if earlier, upon the termination of the LSA; and provided further, however, that no such fee shall be required to be paid by Borrower if the Additional Loan has been paid full on or before December 31, 1997 and the LSA has not been terminated on or before such date.

     All fees payable hereunder shall be paid in immediately available funds. By acceptance of this letter, you hereby authorize Lender to debit the Loan Account from time to time to pay ANB the foregoing fees.


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     This Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which when taken together, shall constitute the original. This Fee Letter shall be governed by and construed in accordance with the internal laws (and not the conflicts of law provisions) of the State of Illinois.

     If you are in agreement with the foregoing, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning the executed duplicate of the Fee Letter to ANB.


                                    Very truly yours,


                                    AMERICAN NATIONAL BANK AND
                                    TRUST COMPANY OF CHICAGO


                                    By: /s/ Catherine Saccany
                                       -----------------------------------
                                    Name:   Catherine Saccany
                                         ---------------------------------
                                    Title:  Vice President
                                          --------------------------------


Agreed to and accepted as of
the date first above written:

HAUPPAUGE RECORD MANUFACTURING LTD.

By:  /s/ George Fishman
   ------------------------------------
Name:   George Fishman
     ----------------------------------
Title:  Chief Financial Officer
      ---------------------------------


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